UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008, John F. Craven resigned as Executive Vice President and Chief Financial Officer of American Media Operations, Inc. (“AMOI”), effective as of January 17, 2008. Mr. Craven has agreed to serve as a consultant to AMOI from January 18, 2008 to March 31, 2009.

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008, AMOI appointed Dean D. Durbin as its Executive Vice President and Chief Financial Officer, pursuant to a Letter Agreement dated January 17, 2008 (the “Letter Agreement”). Mr. Durbin will have responsibility for AMOI’s finances, accounting, financial reporting, information technology and planning functions. He will also play a significant role in the Company’s business development activities, and be involved with investor relations.

The Letter Agreement specifies that Mr. Durbin, age 55, will serve from January 21, 2008 through March 31, 2009 with an annual base salary of $500,000. Mr. Durbin will receive a bonus of $200,000 for fiscal year 2009 and is eligible for a discretionary bonus in an amount to be determined in the event of a change of control or other transaction that materially affects the ownership of AMOI or its assets. Mr. Durbin will be provided with lodging in the New York City area at AMOI’s expense. In the event Mr. Durbin is terminated, he will be entitled to severance pay in the amount of his remaining base salary plus $500,000 under certain circumstances.

Prior to joining AMOI, Mr. Durbin was President and Chief Executive Officer of Vertis, Inc. (“Vertis”) from February 2006 to January 2007. Prior to that time, Mr. Durbin served as Vertis’s President and Chief Operating Officer from February 2005 to February 2006, President and Chief Financial Officer from October 2004 to February 2005 and Chief Financial Officer from 2000 to October 2004.

Evercore Capital Partners (“Evercore”) and Thomas H. Lee Partners L.P. (“Lee”) beneficially own 21.8% and 59% of the Class A Units of EMP Group L.L.C. (the “LLC”), respectively. The LLC is the indirect parent of AMOI. Evercore and Lee beneficially own 10.2% and 65.1% of the outstanding common stock of Vertis, respectively. Mr. Durbin beneficially owns less than 1% of the outstanding common stock of Vertis. Vertis performs significant portions of AMOI’s Tabloid Publications pre-press operations.

Mr. Durbin is not party to any arrangement or understanding with any person pursuant to which he was selected to serve as Executive Vice President and Chief Financial Officer of AMOI; nor is Mr. Durbin a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Letter Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter Agreement dated January 17, 2008 between AMOI and Dean D. Durbin.
99.1	Press Release of AMOI dated January 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: January 22, 2008	By:	/s/ David J. Pecker
	Name:	David J. Pecker
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated January 17, 2008 between AMOI and Dean D. Durbin.
99.1	Press Release of American Media Operations, Inc., dated January 21, 2008.